EX-32.1 CERTIFICATIONS OF CEO PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT

Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Net 1 U.E.P.S. Technologies, Inc., a Florida corporation (the "Company"), on Form 10-K for the year ended June 30, 2004, as filed with the Securities and Exchange Commission (the "Report"), Serge C.P. Belamant, Chief Executive Officer and Chairman of the Board of the Company hereby certifies, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

               (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

               (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Serge C.P. Belamant
Serge C.P. Belamant Chief Executive Officer October 8, 2004

[A signed original of this written statement required by Section 906 has been provided to Net 1 U.E.P.S. Technologies, Inc. and will be retained by Net 1 U.E.P.S Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]